UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2011

Sentry Petroleum Ltd.

 (Exact name of registrant as specified in its charter)

Nevada	000-52794	20-4475552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 18th Street, Suite 3000, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 680-7649

______________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 15, 2011, Sentry Petroleum Ltd. (the “Company”) held its 2011 Annual Meeting of Stockholders.  A total of 27,292,379 shares of the Company’s Common Stock were present or represented by proxy at the meeting.  During the meeting three proposals were voted upon.  Each share of Common Stock was entitled to one vote. As of the record date for the meeting, there were 47,386,207 shares of Common Stock outstanding.

All of the nominated directors were elected. The results of the vote on the election of directors were:

DIRECTOR	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Dr. Raj Rajeswaran	13,612,304	215,727	13,464,348
Mr. Alan Hart	13,594,423	233,608	13,464,348
Dr. John Kaldi	13,628,473	199,558	13,464,348
Dr. Paul Boldy	13,593,190	234,841	13,464,348
Mr. Arne Raabe	13,572,655	255,376	13,464,348

The previous issuance of 2,825,000 options to certain Officers and Directors of the Company were approved.  The results of the vote were.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
25,533,838	1,385,893	326,988	20,660

The appointment of K.R. Margetson Ltd. as the Company’s independent auditor for the fiscal year ending February 28, 2012was ratified. The results of the vote on the ratification of the appointment of K.R. Margetson Ltd. were:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
26,790,924	68,674	412,123	20,658

Item               7.01 Regulation FD Disclosure.

On August 16, 2011, the Company distributed a news release announcing the results of its 2011 Annual Meeting of Stockholders. A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description

99.1	Press Release entitled “Sentry Petroleum Announces Annual Meeting Results” dated August 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 16, 2011

Sentry Petroleum Ltd.

By:	/s/ Dr. Paul Boldy
Name:	Paul Boldy
Title:	Chief Financial Officer and Director